Exhibit 10(c)

                  CERTIFICATION PURSUANT TO SECTION 906 OF THE
                               SARBANES-OXLEY ACT

Pursuant to 18 U.S.C. 1350, each of the undersigned, being the Principal Executive Officer and Principal Financial Officer of AllianceBernstein Global Strategic Income Trust, Inc. (the "Registrant"), hereby certifies that the Registrant's report on Form N-CSR for the period ended October 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: December 30, 2003

                                          By:     /s/ Marc O. Mayer
                                                  -----------------------
                                                  Marc O. Mayer
                                                  President

                                          By:     /s/ Mark D. Gersten
                                                  -----------------------
                                                  Mark D. Gersten
                                                  Treasurer and Chief
                                                  Financial Officer

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.